Exhibit 4.1

THE  SECURITIES  EVIDENCED  BY  THIS  CERTIFICATE  ARE RESTRICTED AS TO TRANSFER FOR A PERIOD OF TWO YEARS FROM THE DATE OF THIS CERTIFICATE PURSUANT TO THE RULES OF THE UTAH DEPARTMENT OF FINANCIAL INSTITUTIONS AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF WITHOUT THE PRIOR WRITTEN CONSENT OF THE DEPARTMENT.

THE  SHARES  OF  THE  COMPANY  REPRESENTED  IN  THIS.CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE  OF  SUCH  REGISTRATION  OR  ANY  EXEMPTION THERE FROM UNDER SAID ACT, SUPPORTED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED AND THAT SUCH EXEMPTION IS APPLICABLE.